EXHIBIT 10.1

FINAL RELEASE AND WAIVER AGREEMENT

This Final Release and Waiver Agreement (“Agreement”) is made and entered into on November 3, 2022 (“Agreement Date”), by and between Camber Energy, Inc., a Nevada corporation (“Camber”), and Discover Growth Fund, LLC, a U.S. Virgin Islands limited liability company (“Discover”).

Recitals

A. Camber is currently in compliance with the NYSE American LLC (“Trading Market”) listing standards.

B. Camber previously entered into certain Promissory Notes (collectively, the “Notes”) and Stock Purchase Agreements (collectively, the “Purchase Agreements”) with Discover for the purchase and sale of shares of Series C Redeemable Convertible Preferred Stock (“Preferred”) convertible into shares of Common Stock of Camber (“Common Stock”) pursuant to the Fifth Amended and Restated Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed by Camber with the Secretary of State of Nevada on November 8, 2021, as amended on October 28, 2022 (“Certificate”).

C. As an accommodation to Camber and in order to help facilitate implementation of Camber’s business plans and continued trading on the Trading Market, and in exchange for the indemnity as provided herein, Discover is willing to waive all rights to receive additional Conversion Shares as provided herein.

Agreement

In consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Camber and Discover agree as follows:

I. Waiver of All Rights to Receive Additional Shares.

A. No Further Conversion Shares. Notwithstanding any other provision of the Certificate, any of the Purchase Agreements or any other Transaction Document, Discover hereby absolutely and unconditionally waives and releases any and all rights to receive further or additional shares of Common Stock with respect to any and all shares of Preferred previously converted by Discover including, but not limited to, the right to deliver Additional Notices for more Conversion Shares under Section I.G.1.d of the Certificate.

B. No Preferred Shares. The parties acknowledge and agree that Discover currently holds no remaining shares of Preferred, and as such has no ability to convert any additional shares of Preferred, and in no event will Discover be entitled to receive any more Conversion Shares. For the avoidance of doubt, Discover shall have the right to retain all shares of Common Stock previously delivered to it by Camber.

C. No Conversion of Debt. Notwithstanding any other provision of the Notes or any other document, Discover hereby absolutely and unconditionally waives and releases any and all rights to convert all or any part of any Notes into Common Stock, and agrees not to convert or attempt to convert any portion of any Notes, at any particular price or at all.

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II. General Release of Discover. Camber, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, trustees, estates, assignors and assignees (collectively, the “Releasing Parties”) hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Discover, its Affiliates, predecessors, successors, parents, subsidiaries, sister companies, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities (collectively, the “Released Parties”) from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Agreement is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by Discover or its Affiliates, any application of state or federal securities laws, rules or regulations, any requirement that any of the Released Parties was or is required to register as a dealer under federal securities laws, and all matters related thereto (collectively, the “Released Claims”). The Releasing Parties, and each of them, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law which would limit the scope of the release provided above. The Releasing Parties acknowledge that they or any of them may hereafter discover facts in addition to or different from those which they now know to be true with respect to the subject matters of the claims released herein, but hereby stipulate and agree that they have fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to Discovery or existence of such different or additional facts.

III. Indemnification of Discover. Camber will indemnify, defend, and hold harmless Discover, its Affiliates, any person who owns or controls Discover within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (collectively, “Discover Parties” and each a “Discover Party”), and each of their officers, directors, managers, members, shareholders, partners, employees, representatives, advisors, agents and attorneys, from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of defense, investigation and preparation (collectively, “Losses”) that any Discover Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Camber in this Agreement or in the other Transaction Documents, (b) any action by Camber or a creditor or stockholder of Camber who is not an Affiliate of an Discover Party, or (c) any threatened, pending or completed action, suit, hearing, trial, investigation, proceeding or arbitration, whether civil, criminal or administrative, and whether formal or informal, based upon, connected with, or otherwise arising out of or in any way relating to any Transaction Documents, the resale of Conversion Shares or any shares of Common Stock by any Discover Party, the application of any state or federal securities laws, rules, or regulations to any Discover Party, or any actual or claimed requirement that any Discover Party was or is required to register as a dealer under federal securities laws, and all matters related thereto. Camber shall promptly pay as incurred the reasonable fees, costs and expenses directly to any attorney or expert engaged by the Discover Parties. In no event will Camber be liable for fees for more than one firm of attorneys (plus local counsel as applicable) to represent all Discover Parties. Each of the Discover Parties is an intended third-party beneficiary of this Agreement.

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IV. Acknowledgments. Camber hereby acknowledges, agrees, represents and warrants to Discover Parties that: (a) Discover at all times fully and completely complied with all of its obligations under the Notes, the Purchase Agreements, the Transaction Documents and all other agreements between Camber and Discover; (b) all Delivery Notices and calculations provided by Discover to Camber with regard to Preferred were and are fully correct and accurate in all respects; and (c) Discover is not a dealer and has not acted as a dealer with respect to any shares of Preferred Stock, Common Stock, or securities of Camber.

V. Representations and Warranties.

A. Representations and Warranties by Camber. Camber hereby represents and warrants to, and as applicable covenants with, Discover as of the Agreement Date:

1. Approval. The Board of Directors, Chief Executive Officer, Chief Financial Officer, attorneys and advisors of Camber have carefully read and reviewed this Agreement, and they find it to be in the best interests of Camber and its stockholders. The Board of Directors has unanimously approved this Agreement and authorized Camber to enter into this Agreement.

2. Organization and Qualification. Camber is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Camber is not in violation or default of any of the provisions of its certificate of incorporation or bylaws, except as would not reasonably be expected to result in a material adverse effect on Camber.

3. Authorization; Enforcement. Camber has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Camber and no further consent or action is required by Camber. This Agreement constitutes the valid and binding obligation of Camber, enforceable against Camber in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

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4. No Conflicts. The execution, delivery and performance of this Agreement by Camber does not and will not (a) conflict with or violate any provision of Camber’s certificate or articles of incorporation or bylaws, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of Camber, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Camber debt or otherwise) or other understanding to which Camber is a party or by which any property or asset of Camber is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Camber is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Camber or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Camber is bound or to which any property or asset of Camber bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a material adverse effect on Camber.

5. Filings, Consents and Approvals. Camber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Camber of this Agreement, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

B. Representations and Warranties by Discover. Discover hereby represents and warrants to Camber as of the Closing as follows:

1. Organization; Authority. Discover is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Discover of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Discover. This Agreement constitutes the valid and legally binding obligation of Discover, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

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VI. General Provisions.

A. Definitions. The parties acknowledge the accuracy of the Recitals set forth above, which are incorporated herein by reference. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined have the meanings set forth in the Certificate, the Notes, the Agreements and the related Transaction Documents (as defined in the Agreements).

B. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Camber and Discover or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

D. Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the U.S. Virgin Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Camber which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

E. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

F. Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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G. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

H. Ratification. Except as expressly provided herein, the Notes and the Agreements are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of Discover, constitute a waiver of any provision of any of the Notes, Agreements, Certificate or any Transaction Document or serve to effect a novation of the obligations under the Notes, Agreements, Certificate or any Transaction Document. All of the obligations of Camber under this Agreement will constitute Secured Obligations under all of the Notes. Except as expressly provided herein, the Notes, Agreements and all Transaction Documents between Camber and Discover shall continue in full force and effect and nothing herein shall act as a waiver of any of Discover’s rights under any of the foregoing, or serve to effect a novation of the obligations thereunder. For the avoidance of doubt, nothing provided for in Section I above shall in any way effect any rights of any Affiliate of Discover with regard to any documents, instruments or securities held by any such Affiliate.

I. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

J. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein or in the Notes, Purchase Agreements or Transaction Documents. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Agreement Date.

Camber:

CAMBER ENERGY, INC.

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	Chief Executive Officer

Discover:

DISCOVER GROWTH FUND, LLC

By:	/s/ Sheniqua Rouse-Pierre
Name:	Sheniqua Rouse-Pierre
Title:	Treasurer of General Partner of Member

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